                 CONSENT OF GOLDENBERG ROSENTHAL FRIEDLANDER, LLP


    We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by NHP of our reports with respect to the audits of the Partnerships named below for the year ended December 31, 1994, and the incorporation by reference of such reports into NHP's Registration Statement on Form S-8, (No. 333-11933), NHP's Registration Statement on Form S-8 (No. 333-11863), NHP's Registration Statement on Form S-8 (333-11917), NHP's Registration Statement on Form S-8 (333-11857) and NHP's Registration Statement on Form S-8 (333-08137).

Name of Partnership                                       Date of Report
-------------------                                       --------------

Baisley Park Associates (A Limited Partnership)               2/03/95
Brunswick Village Limited Partnership                         1/23/95
Churchview Gardens Limited Partnership                        1/23/95
Harris Gardens Limited Partnership                            1/23/95
Hawksworth Limited Partnership                                1/21/95
Hollows Associates (A Limited Partnership)                    2/03/95
Kimberton Apartments Associates (A Limited Partnership)       1/18/95
Washington Northgate Limited Partnership                      2/03/95
Washington Westgate Limited Partnership                       1/28/95
Windsor Apartments Associates (A Limited Partnership)         1/18/95



                                  /s/ Goldenberg Rosenthal Friedlander, LLP





Jenkintown, PA
June 9, 1997